Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-219728, 333-194880, 333-203134, 333-210558, 333-216403, 333-223312, 333-231393 and 333-231396 on Form S-3 and Form S-8 of our reports dated February 13, 2020, relating to the financial statements of TriNet Group, Inc., and the effectiveness of TriNet Group, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
February 13, 2020